CIB Marine Bancshares, Inc.
Code of Ethics

Introduction

This Code of Ethics (the “Code”) sets forth standards of conduct for personnel of CIB Marine Bancshares, Inc. (CIB Marine) and its subsidiaries and affiliates (collectively, the “Company”). The Company’s reputation for integrity, which is established and maintained through the conduct of its directors, officers, employees, agents and representatives (collectively, “CIBM Personnel”), is one of its most valuable assets. Therefore, it is essential that CIBM Personnel adhere to the letter and spirit of this Code, strive to conduct themselves in the best interest of the Company and avoid situations that may cause a conflict of interest between themselves, the Company, its customers and its shareholders, or the appearance of impropriety. The Company abides by all laws and regulations governing its business. It is the personal responsibility of each CIBM Personnel to adhere to the standards and restrictions imposed by those laws, rules and regulations. Attempts to evade the law or violations of the standards set forth herein will not be tolerated and are subject to severe discipline.

The Board of Directors has adopted this code to:

•	Promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

•	Ensure the protection of the company’s legitimate business interests, including corporate opportunities;

•	Promote compliance with applicable laws and governmental rules and regulations;

•	Promote full, fair, adequate, timely and understandable disclosure; and

•	Deter wrongdoing.

Because the essence of ethical conduct and avoiding conflicts of interest begins with disclosure, full communication with management is required, even when it may appear that less candor might be desirable to preserve the Company’s reputation and integrity. Concealment of such information implies that policies and rules can be ignored, and such conduct will not be tolerated.

It is impossible to explicitly describe each and every activity which is prohibited by adherence to our high ethical standards, or to set forth rules which cover all conceivable situations. Therefore, this Code is not intended to be all-inclusive. Rather, it should serve as a guide in applying the Company’s philosophy and standards in a variety of situations. The Company recognizes that the exercise of judgment is required in determining the applicability of this Code and the primary responsibility for conduct within the letter and spirit of this Code rests with each individual. If this Code conflicts with any other Policy or Statement of, or Pledge to, the Company, the Policy Statement or Pledge requiring the highest degree of care shall apply.

All CIBM Personnel are expected to be familiar with this Code and to review this Code at least annually. Copies are available on the intranet at intra.cibbank.com. All CIBM Personnel are required to sign a statement accompanying their copy of the Code attesting to their review of, and adherence to, these standards. This signed statement is to be sent to the Human Resources Department of CIB Marine (“HR”) at 1604 Rion Drive, Suite C, Champaign, Illinois 61822.

Code of Conduct

The following are standards of professional, moral and ethical conduct under which all CIBM Personnel are expected to act:

CIBM Personnel are expected to:

•	Rigorously comply with all policies, procedures, laws and regulations relating to the operations of the Company;

•	Exercise honesty, integrity and impartiality in the performance of their work;

•	Protect, actively safeguard and maintain the confidentiality of all information acquired in the course of performing their duties;

•	Protect the Company’s assets and ensure their efficient use;

•	Refrain from activities that might conflict or appear to conflict with the interests of the Company, or that might prevent them from carrying out their duties and responsibilities in an objective manner and in the best interests of the Company;

•	Perform their work with professional courtesy, politeness and decorum;

•	Perform their work in the most efficient and cost-effective manner possible;

•	Use company assets only for legitimate business purposes;

•	Maintain and improve the quality of their work through continuing education; and

•	Improve communication and understanding between themselves, their co-workers and supervisors.

CIBM Personnel must not:

•	Engage in criminal, dishonest, immoral or other conduct prejudicial to the Company;

•	Engage in outside employment that could impair their mental or physical capacity to perform their duties and responsibilities in an acceptable manner, or which detracts from or infringes in a significant way on the CIBM Personnel’s time or responsibilities with the Company (CIBM Personnel seeking outside employment must comply with the requirements set forth in CIBM’s Personnel Policy Manual);

•	Take any action to improperly influence, coerce, manipulate or mislead the Company’s internal or external auditors, the Company’s Corporate Security Officer or other CIBM Personnel; and/or

•	Take any action that is otherwise prohibited as set forth in this Code or any other policies or manuals of the Company.

Code of Business Ethics

The principal elements of exceptional business conduct are integrity, moral and ethical behavior, fairness, accountability and excellence. CIBM Personnel are to be guided by theses attributes which must be considered as a part of each transaction undertaken on behalf of the Company.

Policy Statement on Accepting Things of Value. Federal and State laws make it illegal to accept anything of value from a person if that person’s intent is to bribe or corrupt the individual’s business decision to be made on behalf of the Company. Therefore, CIBM Personnel are prohibited from:

•	Soliciting for himself, herself or any third party (other than the Company) anything in value from anyone in return for any business, service or confidential information of the Company; and/or

•	Accepting anything of value, whether by gift or otherwise (other than bona fide salary, wages, fees or other compensation paid in the usual course of business or as otherwise provided in this Code), from anyone in connection with the business of the Company or to induce a transaction with the Company.

From a practical standpoint there are a number of instances where CIBM Personnel, without risk of corruption or breach of trust, may accept something of value from someone doing or seeking to do business with the Company. Examples of exceptions to the general prohibition of accepting gifts or things of value include:

•	Business luncheons and acceptance of meals, refreshments, travel arrangements, accommodations, entertainment or other benefits of reasonable value in the course of a meeting or other occasion for the purpose of holding bona fide business discussions or to foster better business relations, provided that the expense would otherwise be paid for by the Company as a reasonable business expense;

•	Any gift from a customer or supplier not in excess of $50 retail value (the use of a car, boat, house, trailer, vacation home, or other service facilities of a customer or supplier is considered a gift);

•	Benefits available to the general public under the same conditions on which such benefit is available to CIBM Personnel;

•	Gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those with parents, children or spouse) when the circumstances make it clear that it is those relationships, rather than the business of the Company, that is the motivating factor;

•	Advertising or promotional materials of a reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items;

•	Discounts or rebates on merchandise or services that do not exceed those available to other customers or third parties;

•	Civic, charitable, educational or religious organization awards for recognition of service and accomplishments; and

•	Bequests that are nominal in terms of the donor, decedent or beneficiary, and which reflect an appropriate expression of personal appreciation or that reflect a family or long-standing personal relationship.

Prudent judgment should dictate whether a gift may be accepted without risk of corruption or breach of trust. If a questionable situation occurs, the proposed recipient should reduce all the relevant facts in a full written disclosure and submit it to HR for a determination as to whether the situation is consistent with applicable law and this Code. HR will maintain all such written disclosures in a separate file entitled “Acceptance of Things of Value.” If a gift is received, and cannot be returned without embarrassment to the recipient, a written report must be made to HR. In such situation, the Company may require that the gift be donated to a non-political charitable organization.

Policy Statement on Making Gifts. CIBM Personnel may not offer, promise or make a gift or gratuity, with Company or personal assets, to an employee, agent, customer or representative of a customer, supplier or competitor with the intent that such gift or gratuity influence a specific transaction. Customary gifts, gratuities or entertaining, of relative nominal value (i.e. Christmas banquets or parties) made to express appreciation for business in general are not prohibited, so long as HR and the appropriate department heads of the Company and of the customer, supplier or competitor consent.

Outside Activities. Outside activities of CIBM Personnel are generally a personal matter. CIBM Personnel are encouraged to participate and accept leadership roles in professional and educational groups, as well as community, cultural and charitable activities. CIBM Personnel should not engage in outside activities that detract from his or her ability to devote appropriate time and attention to his or her responsibilities with the Company. When CIBM Personnel serve as a director of a non-affiliated entity or organization because of his or her corporate responsibilities to the Company, or where a fiduciary relationship exists, any fees for such service shall accrue to the Company. Directors’ fees received for services, other than as stated above, may be retained by CIBM Personnel as personal income. All CIBM Personnel seeking to serve as a director of a non-affiliated entity shall comply with CIB Marine’s Board of Directors Outside Entity Membership Policy.

Loans. Federal and state laws establish restrictions and prohibitions covering loans to all directors, all Executive Officers, as that term is defined by law or bank resolution, and to all other officers and employees of the Company. The Company complies with these rules and regulations. Any loan related questions should be directed to the Chief Credit Officer of CIB Marine.

In addition, personal borrowings by CIBM Personnel and their dependent family members should be confined to banks and other financial institutions which regularly lend money to individuals. Such borrowings should be made only on terms offered to others under similar circumstances with respect to interest rate, security, repayment schedule, etc. However, borrowing from family members is a personal matter and is not specifically discouraged by this policy. The use of stock and/or commodity margin accounts is considered to be a method of borrowing having the potential for leading to excessive indebtedness.

Conflicts of Interest

A “conflict of interest” occurs when the private interests of CIBM Personnel interferes or appears to interfere with the interests of the Company. It is the intent of the Company that CIBM Personnel fully comply with all federal and state laws and regulations relating to the operations of the Company, including those addressing Conflicts of Interest and insider transactions. It is the policy of the Company that no CIBM Personnel have any position of interest (financial or otherwise), make or receive any payment, or engage in any activity which conflicts, or might reasonably appear to conflict, with the proper performance of his or her duties and responsibilities to the Company. Careful consideration must also be given to activities which may affect the individual’s independence of judgment with respect to transactions between the Company and its customers, suppliers, and others with whom contact is made in the course of corporate business. Service to the Company should never be subordinated to personal gain and advantage. Therefore, conflicts of interest should, wherever possible, be avoided. CIBM Personnel who may be involved in a conflict of interest, or who have any question about the application of this Statement to his or her activities, has the responsibility of reporting such information as herein provided.

Generally, CIBM Personnel shall avoid any conflict between their personal interest and the interest of the Company, and avoid any situation where it would be reasonable for an objective observer to believe that such individual’s judgment or loyalty might be adversely affected. The following are examples of certain circumstances, activities or transactions which give rise to a conflict of interest and which are prohibited by the Company:

•	Transactions with Related Interests. CIBM Personnel are prohibited from acting on behalf of the Company or participating in the process leading to the approval or disapproval of any transaction where such individual has any power or influence to approve or disapprove such transaction proposed to be entered into between the Company and that individual or between the Company and any entity or person having a Significant Relationship[1], as hereinafter defined, with such individual, unless such potential conflict of interest are fully disclosed and approval for participation is obtained from the applicable Board of Directors.

•	Loans to Shareholders/ Loans Secured by CIB Marine Stock. CIBM Personnel who are involved in the lending functions of the Company are required to comply with the loan policy and lending procedures of CIB Marine, and in particular, those provisions and restrictions related to loans to Shareholders. Any questions related to these provisions and restrictions should be directed to the Chief Credit Officer of CIB Marine.

•	Benefits from Confidential Information. CIBM Personnel, or any entity or person having a Significant Relationship to such CIBM Personnel, are prohibited from engaging in a transaction where such person may benefit from information considered by the Company to be confidential and learned in his or her capacity with the Company.

•	Personal Investments. CIBM Personnel are prohibited from making investments in the securities of entities which are customers (except customers which only have a depository relationship with the Company) and/or suppliers of the Company except where such securities are listed on an organized exchange, traded in the over-the-counter market, or where the CIBM Personnel has obtained the approval of the applicable Board of Directors after providing full disclosure of such person’s investment in the securities of the entity and the business relationship of the entity to the Company, and provided that the nature and amount of investment does not result in a conflict of interest, involve excessive speculation and/or borrowing, involve preferential treatment on allocations of certain securities issues, violate any applicable law, and is not made on Nonpublic Information as more fully discussed herein. The Company highly discourages any investment in any customer or supplier of the Company whose securities are not listed on an organized exchange.

•	Acceptance of Personal Fees and Remuneration. CIBM Personnel are prohibited from accepting personal fees or commissions from a customer, supplier or any third party in connection with any transaction on behalf of the Company, including without limitation, any security, warrant, or option to purchase such security.

•	Self-Dealing. CIBM Personnel and any entity or individual having a Significant Relationship to such person, are prohibited from selling assets to, or purchasing assets from, the Company unless such CIBM Personnel have fully disclosed the transaction to and obtained the prior approval from HR that the transaction is upon commercially reasonable terms, and where appropriate, approval of the applicable Board of Directors.

•	Dealing With Suppliers. CIBM Personnel are prohibited from making loans to customers, or awarding orders, contracts or commitments to suppliers, based on personal favoritism.

•	Bribes. CIBM Personnel are prohibited from taking bribes, kickbacks, remuneration or consideration of any type, for the purposes of attracting or retaining business, or for any other reason.

•	Political Contributions. CIBM Personnel are prohibited from using corporate funds to support political activities and candidates for public office.

•	Providing Legal or Tax Advice to Customers. CIBM Personnel are prohibited from rendering legal or tax advice to customers or suppliers. CIBM Personnel are also prohibited from referring customers to certain attorneys, tax experts, accountants, stockbrokers or real estate agents based on favoritism or to exert potential influence over the decisions of the customer, provided, however, that when requests for referrals are received, the requests should be complied with by furnishing a list of several persons to avoid the appearance of favoritism or potential influence.

•	Personal Interests. CIBM Personnel are prohibited from engaging in transactions which advance their own personal or business interests, or those of others with whom they have a Significant Relationship, at the expense of the Company without the approval of the applicable Board of Directors, provided that such person:

•	Discloses to the applicable Board of Directors all material non-privileged information relevant for the Board to make an informed decision on the matter or transaction (i.e., the existence, nature and extent of the individual’s interests and all material facts and circumstances relative to the matter or transaction under consideration);

•	Refrains from participating in the Board of Director’s discussion of the matter or transaction; and

•	Recuses him or herself from voting on the matter or transaction (if the individual is a director of the applicable Board of Directors).

•	Supervising Family Member. CIBM Personnel are prohibited from being in a position of supervising, reviewing, or having any influence over the employment, job functions, job evaluation, pay or benefits (other than those benefits generally available to CIBM Personnel in similar positions) of any Immediate Family Member or where such CIBM Personnel supervises a subordinate with whom the supervisor has a relationship which would call into question the objectivity of such supervisor.

•	Corporate Opportunity. CIBM Personnel are prohibited from taking advantage of corporate opportunities (i.e., an opportunity which is within the corporate powers of the Company and which is a present or potential practical advantage to the Company) belonging to the Company that are discovered through the use of corporate property, information or position, unless the Company has been offered the opportunity and turned it down. CIBM Personnel will not be deemed to have taken advantage of a corporate opportunity belonging to the Company if a disinterested and independent majority of the applicable Board of Directors, after receiving a full and fair presentation of the matter, rejected the opportunity as a matter of sound business judgment.

In the event CIBM Personnel have, discover the existence of, or have questions relative to a potential conflict of interest, such individuals should inform HR and their supervisors, in writing, of all reasonably foreseen potential conflicts and facts thereto related. CIBM Personnel may only continue participation in such transaction upon terms approved by HR and as otherwise set forth in this Code.

Disclosure of Confidential Information

General. CIBM Personnel have a legal obligation to maintain the confidentiality of Nonpublic Information obtained in the course of the Company’s business. The obligation also precludes the use by CIBM Personnel, for direct or indirect personal gain or profit, of Material Nonpublic Information received in connection with the Company’s business activities. The purpose of the policies and procedures set forth herein is to ensure compliance with privacy laws and regulations, that information will not be misused in securities transactions, that the confidentiality of information will be maintained, and to avoid even the appearance of improper conduct on the part of CIBM Personnel. This provision of the Code shall be construed to supplement any and all other policies of, or pledges to the Company relative to the matters herein contained, including this CIB Marine Bancshares, Inc. Pledge to Confidentiality and CIB Marine’s Privacy Policy and Statements.

Confidential information relating to the Company, its customers, suppliers and others with whom the Company has a confidential relationship, should never be communicated to anyone other than appropriate CIBM Personnel, its outside lawyers, independent accountants and other persons retained by the Company who need to know the information to perform the duties for which they have been retained, except where specifically authorized by the President and Chief Executive Officer or the Chief Legal Officer of CIB Marine. Confidential information should be communicated to CIBM Personnel and to persons retained by it only if and to the extent that the person to whom the information would be provided has a legitimate need to know the information and has no responsibilities or duties that are likely to give rise to a conflict of interest or misuse of the information. Confidential information may include financial information regarding the Company or any of its customers or suppliers, or information regarding a proposed transaction involving the Company or any of its customers or suppliers.

In order to implement these restrictions, CIBM Personnel should refrain from discussing confidential information with family members or in public places, such as restaurants. This prohibition applies specifically (but not exclusively) to inquiries about the Company which may be made by the financial press, investment analysts or others in the financial community. It is important that all such communication on behalf of the Company be made, when authorized so to do as provided herein, only through an appropriately designated officer under carefully controlled circumstances. Unless the CIBM Personnel is expressly authorized to the contrary, the CIBM Personnel should decline comment to any such inquiries and refer the inquiry to the President and Chief Executive Officer, Chief Legal Officer or Chief Financial Officer of CIB Marine.

The Company’s dealings with its customers are highly confidential. Information about a customer is to be used solely for corporate purposes, and not for personal gain. Situations may arise in which confidential information with regard to a customer is released to the media. In such events, CIBM Personnel and any entities or persons having a Significant Relationship to such individual should wait a reasonable time after such release before transacting any personal investments (to the extent provided in this Code) on the basis thereof to ensure that the information has reached the public. Misuse of confidential customer information could lead to serious consequences for CIBM Personnel, the customer and the Company, and will not be tolerated.

Similarly, information about the Company should not be released unless it is available to shareholders and the public. Discussion of corporate affairs with outsiders requires a high degree of caution, and all doubts should be resolved in favor of non-disclosure.

Regulatory Disclosure. Each Director, Officer or employee involved in the Company’s disclosure process, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, and any other officer serving a similar function, is required to be familiar with and comply with the Company’s disclosure controls and procedures and internal control over financial reporting to the extent relevant to his or her area of responsibility so that the Company’s public reports and documents filed with the Securities and Exchange Commission (“SEC”) and state and federal banking regulators comply in all material respects with the applicable laws, rules and regulations. In addition, each such person having direct or supervisory authority regarding SEC filings or the Company’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

Each Director, Officer or employee who is involved in the Company’s disclosure process must:

•	Familiarize himself or herself with the disclosure requirements applicable to the Company, as well as the business and financial operations of the Company;

•	Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s independent auditors, governmental regulators and self-regulatory organizations; and

•	Properly review and critically analyze proposed disclosure for accuracy and completeness (or, where appropriate, delegate this task to others.

The Company will not tolerate concealment of information from the Company’s independent and internal auditors or governmental regulators.

transactions in securities

Prohibition on the Misuse of Material Nonpublic Information. The use of Material Nonpublic Information in securities transactions or the communication of such information to others who use it in securities trading may violate both state and federal securities laws. Such violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal prosecution, disgorgement of any profits realized or losses avoided through the use of Nonpublic Information, severe penalties and additional liability in civil actions. Further, insider trading violations expose the Company and CIBM Personnel to civil liabilities and penalties for the actions of employees under their control who engage in insider trading violations. Accordingly, the Company has adopted these policies and procedures to ensure that Material Nonpublic Information will not be used by CIBM Personnel in securities transactions, that such persons comply with federal and state securities laws that restrict trading in CIBM’s Securities and that the confidentiality of information received in the course of its business is maintained. These policies and procedures also apply to securities transactions by entities and individuals who possess a Significant Relationship to CIBM Personnel.

Insiders who possess Material Nonpublic Information about other companies with which the Company has a business relationship, and persons who have received Material Nonpublic Information from Insiders, as defined herein, may be subject to the “abstain or disclose” rule. That is, they may be required by securities laws to refrain from both passing such information on to others (“tipping”) and trading in or recommending the purchase or sale of such companies securities, or options on those securities, or to disclose such information to the investing public before trading in such securities. Generally speaking, because disclosure of confidential information is not permitted, the Insider, or anyone “tipped” by the Insider, is prohibited from trading based on the Material Nonpublic Information and from disclosing such Material Nonpublic Information to non-insiders who may use that information to trade in securities. This prohibition is particularly applicable to Material Nonpublic Information regarding the financial condition, business and affairs of other companies with which the Company has a business relationship.

In addition, information that has been “misappropriated” from a third party may also be subject to the “abstain or disclose” rule. This prohibition is particularly applicable to Material Nonpublic Information the Company or CIBM Personnel may receive from a depositor, borrower, customer, competitor or opposite party in a business transaction who provides the information to the Company solely for use in connection with that relationship. Such Material Nonpublic Information cannot be used to trade in the securities of such entity.

Special Prohibitions on Transactions in CIB Marine Securities. The Company recognizes the special interest CIBM Personnel may have in owning an equity interest in CIB Marine (“CIB Marine Securities”). For reasons of confidentiality and caution, however, the Company prohibits CIBM Personnel from trading in CIBM Securities while in possession of Material Nonpublic Information regarding the Company until two (2) business days after such Information is made public, and also prohibits CIBM Personnel from short sales in CIBM Securities and the purchase of CIBM Securities for speculative or other short term purposes.

Wholly apart from the restrictions on trading in CIB Marine Securities on Material Nonpublic Information, certain CIBM Personnel are prohibited from effecting any transactions in CIBM Securities during the time periods which surround the end of each fiscal quarter or year. These personnel include CIBM’s Directors, Executive Officers and other information sensitive employees (accounting, finance legal and investor relations personnel, internal auditors, income statement preparers and any of their administrative assistants) of CIB Marine, and the Directors, and Executive Officers of CIB Marine’s subsidiaries. Each such restricted period begins at the beginning of the fifteenth business day before the close of the quarter or year (counting the last business day as the fifteenth day) and ends at the end of the second full business day after which the financial report for the quarter or year is publicly released. Upon application, and in rare instances meeting certain conditions, the President and Chief Executive Officer of CIB Marine may, in writing, waive compliance with any of these restrictions as to a specific transaction. In no event, however, may such a waiver be obtained when the transacting person possesses Material Nonpublic information regarding the Company. Any questions regarding these restrictions on trading in CIB Marine Securities should be directed to the Chief Legal Officer of CIB Marine.

The President and Chief Executive Officer and the Chief Legal Officer of CIB Marine may also impose additional restrictions on trading in CIB Marine Securities and other securities. These restrictions will be communicated to the CIBM Personnel affected.

Prohibition Against Short-Term Trading in the Securities. The Company prohibits short-term trading by CIBM Personnel and persons having Significant Relationships to such individuals in CIB Marine Securities or of any other company with which the Company has a business relationship, including short sales of, and options for, such securities. CIBM Personnel and persons having a Significant Relationship to such CIBM Personnel who purchase CIB Marine Securities or securities of a company with which the Company has a business relationship, are expected to retain such securities for at least six months. Sale of such securities prior to the expiration of the six-month period will be deemed an infringement of this policy unless such sale has been approved by the President and Chief Executive Officer of CIB Marine based upon a significant and unexpected change in the financial circumstances of the purchaser, such as that occasioned by the death or serious illness of a family member or other substantial justification subject to other limitations on purchases and sales by Directors and Officers of CIB Marine.

Rules Applicable to Short-Swing Trading. CIBM Personnel and persons having a Significant Relationship to such individual must comply with the requirements of Section 16 of the Securities Exchange Act of 1934, pertaining to “short-swing” trading, in CIB Marine Securities. Section 16 of the 1934 Act applies to Directors and Executive Officers (and persons having a Significant Relationship to such CIBM Personnel) of CIB Marine and to any person owning more than ten percent of any registered class of CIB Marine Securities. It is intended to deter such persons from misusing Material Nonpublic Information about their companies for personal gain. The general effect of Section 16 is to restrict the trading activities of Insiders with respect to the securities of their companies by requiring public disclosure under Section 16(a) of their trades, permitting the recovery under Section 16(b) of any profits realized by them on certain transactions, and prohibiting them under Section 16(c) from engaging in short sales. The methods employed by Section 16 are separately discussed below.

•	Recovery of Short-Swing Profits. Under Section 16(b), any profit realized by an Insider on a “short-swing” transaction (i.e., a purchase and sale, or sale and purchase, of CIB Marine’s Securities within a period of less than six months) must be disgorged to CIB Marine upon demand by CIB Marine or a stockholder acting on its behalf. By law, CIB Marine cannot waive or release any claim it may have under Section 16(b), or enter into an enforceable agreement to provide indemnification for amounts recovered under the section.

•	Strict Liability Provision. Liability under Section 16(b) is imposed in a mechanical fashion without regard to whether the Insider intended to violate the section. Good faith, therefore, is not a defense. All that is necessary for a successful claim is to show that the Insider realized profits on a short-swing transaction. When computing recoverable profits on multiple purchases and sales within a six-month period, the courts maximize the recovery by matching the lowest purchase price with the highest sale price, the next lowest purchase price with the next highest sale price, and so on. The use of this method makes it possible for an Insider to sustain a net loss on a series of transactions while having recoverable profits.

•	Broad Application. The terms “purchase” and “sale” are construed under Section 16(b) to cover a broad range of transactions, including acquisitions and dispositions in tender offers and certain corporate reorganizations. Moreover, purchases and sales by an Insider may be matched with transactions by any person (such as certain family members) whose securities are deemed to be beneficially owned by the Insider.

•	Limitations on Liability. The SEC has mitigated the impact of Section 16(b) in some situations by providing exemptions from liability (such as those for transactions under certain employee benefit plans). Further, the courts have indicated that it is permissible for Insiders to structure their transactions to avoid the application of Section 16(b). Before engaging in any transaction involving CIB Marine’s Securities, directors and executive officers should consult with CIB Marine’s Chief Legal Officer to discuss the potential applicability of Section 16(b).

•	Prohibition on Short Sales. Under Section 16(c), insiders are prohibited from effecting “short sales” of CIB Marine’s Securities. A “short-sale” is one involving securities that the seller does not own at the time of sale, or, if owned, are not delivered within 20 days after the sale or deposited in the mail or other usual channels of transportation within five days after the sale.

Special Prohibitions on Transactions in Other Public Companies. In the course of employment, CIBM Personnel may become aware of Material Nonpublic Information about other public companies. All personnel are hereby prohibited from trading in securities of any other public company at a time when such person is in possession of Material Nonpublic Information about such company.

Violations of Insider Trading Laws. The law regarding insider trading is refined and changed from time to time by legislation and court decisions. The foregoing general statement of principles is not necessarily a precise statement of everything which is prohibited or permitted under the current law. As previously stated, however, the foregoing prohibitions apply to all CIBM Personnel, except as otherwise provided in this Code, and these prohibitions remain in effect until the inside or confidential information has been fully disclosed to the public or the information is no longer Material. Violation of laws prohibiting insider trading can result in fines and imprisonment, civil penalties (including the restitution of any unlawful profits) and civil liability to third persons. These penalties can be imposed not only on the persons who directly violated the law but also on those who controlled the violator.

CIBM Personnel in a supervisory position should be mindful of provisions of federal securities laws which provide that a controlling person (which could include a supervisor) may be subject to liability for penalties when a controlled person (which could include a supervised employee) violates the prohibition on insider trading where the controlling person knew or recklessly disregarded the fact that such controlled person was likely to engage in the act or acts constituting unlawful insider trading and failed to take appropriate steps to prevent such act or acts before they occurred.

Definitions. For purposes of this Code, the following terms, whether capitalized or not, shall have the meanings ascribed to them:

•	“Insiders” means corporate officers, directors, employees and advisors who have access to Material Nonpublic Information. Accountants, underwriters, lawyers, printers or consultants who receive confidential information form a corporate client, such as the Company, will ordinarily be considered insiders as well. Even information not received directly from an insider may be subject to the rule prohibiting insider trading if the person who trades on the basis of such information or passes the information on to someone else should have known that the information came from an insider or someone else who had a duty not to disclose it.

•	“Material” when referring to information means information relating to any company with publicly traded securities (including but not limited to CIB Marine), its business operations or securities, the public dissemination of which likely would affect the market price of any of its securities, or which likely would be considered important by a reasonable investor in determining whether to buy, sell, or hold such securities. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is often found material: earnings and earnings estimates; dividends; acquisitions, including mergers and tender offers; sales of substantial assets; changes in debt ratings; significant write-downs of assets or additions to reserves for bad debts or contingent liabilities; liquidity problems, extraordinary management developments; public offerings; major pricing or marketing changes; labor negotiations; significant litigation or investigations by governmental bodies and regulatory matters. Information about a company generally is not Material if its public dissemination would not have an impact on the price of the company’s publicly traded securities.

•	“CIB Marine Securities” shall mean the common stock of CIB Marine.

•	“Nonpublic Information” means information that has not been disclosed to the public generally. To show that information is public, you should be able to point to some evidence that it has been widely disseminated. Information generally would be deemed widely disseminated if it has been disclosed, for example, in the Dow Jones broad tape; news wire services such as AP, UPI, or Reuters; radio or television; newspapers or magazines; or widely circulated public disclosure documents filed with the SEC, such as filings with the SEC, including periodic reports, prospectus or proxies.

REPORTING COMPLAINTS, CONCERNS AND SUSPICIOUS ACTIVITES

Complaints and Concerns. The Company encourages all CIBM Personnel to report complaints or concerns regarding accounting, internal accounting controls or auditing matters and any suspicious activity involving CIBM Personnel, customers, vendors, suppliers or others transacting business with the Company directly to CIB Marine’s Corporate Security Officer and as otherwise provided herein. Complaints or concerns relating to any questionable accounting or auditing matters include matters such as:

•	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of CIB Marine;

•	fraud or deliberate error in the recording and maintaining of financial records of CIB Marine;

•	deficiencies in or noncompliance with CIB Marine’s internal accounting controls;

•	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of CIB Marine; or

•	deviation from full and fair reporting of CIB Marine’s financial condition.

CIBM Personnel may confidentially do so by calling the CIB Marine Bancshares, Inc. Corporate Tip Line at 866-508-9695. CIBM Personnel may remain anonymous. CIBM Personnel who have concerns and who do not require disclosure on an anonymous basis may report their complaints or concerns to CIB Marine’s Vice President and General Auditor at:

Marine Bank
10068 West Loomis Road
Franklin, WI 53132
Phone: (414) 427-2740, ext. 58
Email: mike.malicki@cibmarine.com

Suspicious Activity Reporting. The U.S. Department of the Treasury, Financial Crimes Enforcement Network (FinCEN) requires all financial institutions operating in the United States, including the Company, to file Suspicious Activity Reports following the discovery of:

•	Insider abuse involving any amount;

•	Violations aggregating $5,000 or more where a suspect can be identified;

•	Violations aggregating $25,000 or more regardless of potential suspect;

•	Transactions aggregating $5,000 or more that involve potential money laundering or violations of the Bank Secrecy Act; or

•	Computer Intrusion which is defined as gaining access to a computer system of a financial institution to remove, steal, procure, or otherwise affect funds of the institution or the institution’s customers, or otherwise affect critical information of the institution including customer account information, or to damage, disable or otherwise affect critical systems of the institution.

The Corporate Security Department of CIB Marine has established policies and procedures for reporting such incidents. CIBM Personnel shall become familiar with the suspicious Incident Reporting form and procedures, which are available on the intra net. Federal law precludes CIBM Personnel who, voluntarily or by means of a suspicious activity report, report suspected or known criminal violations or suspicious activities, from notifying any person involved in the transaction that the transaction has been reported. In addition, the unauthorized disclosure to any party that a suspicious activity report has been filed is a violation of federal criminal law. Federal law provides CIBM Personnel complete protection from civil liability for all reports of suspicious transactions made to appropriate authorities, including supporting documentation, regardless of whether such reports are filed pursuant to filing reporting requirements or are filed on a voluntary basis.

Compliance

The Company considers strict compliance with this Code to be a matter of top importance and expects compliance by all CIBM Personnel and persons having a Special Relationship to such individual. Violation of this Code by CIBM Personnel is a threat to the Company’s reputation and could cause extreme embarrassment and possible civil liability and criminal culpability to the CIBM Personnel and/or the Company. Accordingly, all CIBM Personnel who becomes aware of any existing or potential violation of this Code is required to notify the HR department promptly. Failure to do so is itself a violation of this Code. Violations of these policies and procedures, whether or not a violation of law, will result in disciplinary action, and may result in dismissal or other appropriate sanctions. The HR department shall take all action they consider appropriate to investigate any violations reported to them. Nothing herein shall preclude or inhibit the Audit Committee of CIB Marine from independently investigating any violations. The Company will not retaliate against any CIBM Personnel for reports of potential violations that are made in good faith.

If any CIBM Personnel has any doubt as to the responsibilities under this Code or has any questions in connection with transactions or activities, or when there is any doubt as to the appropriate action to take, such individual should seek clarification and guidance from HR, the President and Chief Executive Officer or Chief Legal Officer of CIB Marine. To the extent that laws and regulations may be ambiguous and difficult to interpret, the Company has access to legal advice from inside and outside counsel and CIBM Personnel should seek such advice as necessary to comply with this Code.

1 A “Significant Relationship” exists as to an entity if the CIBM Personnel is a director, trustee, officer, or employee of, a partner or member in, or has a material financial interest in, the entity in question. An entity includes a corporation, limited liability company, partnership, unincorporated association, or any similar group. A “Significant Relationship” exists as to an individual if that individual is in the immediate family of a CIBM Personnel. The following individuals are considered as immediate family members: parent, spouse, in-law, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home (“Immediate Family Member”). Determination of a material financial interest is a matter of personal judgment but, at a minimum, would be required for an aggregate interest for the person and for all entities or individuals having material relationships with the person of more than:

•One percent (1%) of any class of the outstanding equity securities or interests of a corporation or limited liability company;

•Five percent (5%) interest in a partnership, unincorporated association or similar group;

•Five percent (5%) of the total direct and beneficial assets or income of a person.

In any closely held enterprise, even a modest financial interest held by the CIBM Personnel and/or dependent family members should be viewed as significant.